Exhibit 99.1

Intrusion, Inc. Reports Second Quarter 2023 Results

INTRUSION Shield revenue continues to gain traction

PLANO, Texas, August 14, 2023 (GLOBE NEWSWIRE) -- Intrusion Inc. (NASDAQ: INTZ), a leader in cyberattack prevention solutions, announced today financial results for the second quarter ended June 30, 2023.

Recent Financial & Business Highlights:

•	Second quarter revenue of $1.5 million was up $0.2 million sequentially or 12%.
•	Gross margin increased to 79% during the second quarter, an increase of 2.4% sequentially.
•	Successfully implemented cost reduction measures resulting in $1.5 million in second quarter savings
•	Improved second quarter EPS of $(0.15) per share from $(0.22) per share in the first quarter 2023.

"The second quarter of 2023 was a period of continued progress toward growing our INTRUSION Shield revenue, gaining traction across our suite of value-added products, and improving our financial flexibility to support our growth objectives,” said Tony Scott, CEO of Intrusion. “Our team has been working hard, and we are beginning to see the early-stage financial performance benefits of our improved sales and marketing efforts. As we look toward the second half of the year, we anticipate additional growth in both INTRUSION Shield and our Consulting business as a result of new bookings in the second and early third quarters. We are also encouraged by the volume and nature of discussions we are having within our qualified pipeline as the demand for our products and consulting services continues to grow. This positions us well to improve our revenue and booking performance as more customers seek better and more cost-effective cybersecurity solutions for their enterprises.”

Mr. Scott continued, “We have taken broad steps toward reducing our cash burn and providing the capital necessary to execute our business plan. The cost reduction efforts we implemented in late March contributed $1.5 million in cost savings during the June quarter. Last week, we filed an initial S-1 registration statement to raise up to $8.5 million from the sale of common stock and warrants. We believe these combined actions, along with the recent restructuring of our debt with Streeterville, will provide the resources needed to fund our growth objectives and financial commitments.”

Second Quarter Financial Results

Revenue for the second quarter of 2023 was $1.5 million, an increase of $0.2 million sequentially and a decrease of $0.6 million compared with the second quarter of the prior year.

The gross profit margin was 79% for the second quarter of 2023, compared to 76% in the March 2023 quarter and 56% in the second quarter of 2022.

Operating expenses in the second quarter of 2023 were $4.1 million, a decrease from $5.1 million in the comparable quarter of last year.

The net loss for the second quarter of 2023 was $(3.1) million, or $(0.15) per share, compared to a loss of $(4.1) million, or $(0.21) per share for the second quarter of 2022.

As of June 30, 2023, cash and cash equivalents were $0.3 million, down from $3.0 million on December 31, 2022. Subsequent to the quarter end, we entered into a Forbearance and Standstill Agreement with Streeterville Capital, LLC to extend the maturity date for each of our two convertible notes by 12 months to September 10, 2024, and December 29, 2024. On August 11, 2023, we filed a preliminary registration statement on Form S-1 to raise up to $8.5 million in gross proceeds from a best-efforts fully marketed offering of common stock and warrants.

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Conference Call

Intrusion’s management will host a conference call today at 4:00 P.M., CDT. Interested investors can access the live call by dialing 1-404-975-4839, or 1-833-470-1428 for international callers, and providing the following access code: 732778. The call will also be webcast live at https://events.q4inc.com/attendee/361845743. For those unable to participate in the live conference call, a replay will be accessible beginning tonight at 6:00 P.M. CDT until August 21, 2023, by dialing 1-929-458-6194, or 1-866-813-9403 for international callers, and entering the following access code: 372323. Additionally, a live and archived audio webcast of the conference call will be available at www.intrusion.com.

About Intrusion Inc.

Intrusion, Inc. is a cybersecurity company based in Plano, Texas. The Company offers its customers access to its exclusive threat intelligence database containing the historical data, known associations, and reputational behavior of over 8.5 billion IP addresses. After years of gathering global internet intelligence and working exclusively with government entities, the Company released its first commercial product in 2021. INTRUSION Shield is designed to allow businesses to incorporate a Zero Trust, reputation-based security solution into their existing infrastructure. INTRUSION Shield observes traffic flow and instantly blocks known malicious or unknown connections from both entering or exiting a network to help protect against Zero-Day and ransomware attacks. Incorporating INTRUSION Shield into a network can elevate an organization's overall security posture by enhancing the performance and decision-making of other solutions in its cybersecurity architecture.

Cautionary Statement Regarding Forward-Looking Information

This release may contain certain forward-looking statements, including, without limitation, our expectations for positive results from our recent sales, marketing, and strategic initiatives, which statements reflect management’s expectations regarding future events and operating performance. These forward-looking statements speak only as of the date hereof and involve a number of risks and uncertainties, including the risk that our recent sales, marketing, and strategic efforts will not result in increased product awareness or sales of our INTRUSION Shield. These statements are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, including, the risk that this financing fails to provide the needed capital for the Company to execute its current business strategies, the Company does not achieve the anticipated results from its current sales, marketing, operational, and product development initiatives, as well as risks that we have detailed in the Company’s most recent reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.”

IR Contact:

Alpha IR Group

Mike Cummings or Josh Carroll

INTZ@alpha-ir.com

Source: Intrusion, Inc.

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INTRUSION INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Revenue	$1,468	$2,058	$2,777	$3,893
Cost of revenue	330	916	643	1,819

Gross profit	1,138	1,142	2,134	2,074

Operating expenses:
Sales and marketing	1,423	1,568	3,161	2,774
Research and development	1,451	1,486	3,247	3,136
General and administrative	1,185	2,049	2,691	4,109

Operating loss	(2,921)	(3,961)	(6,965)	(7,945)

Interest and other income	–	1	41	2
Interest expense	(208)	(525)	(939)	(596)
Gain on lease termination	–	420	–	420

Net loss	$(3,129)	$(4,065)	$(7,863)	$(8,119)

Net loss per share:
Basic	$(0.15)	$(0.21)	$(0.37)	$(0.42)
Diluted	$(0.15)	$(0.21)	$(0.37)	$(0.42)

Weighted average common shares outstanding:
Basic	21,383	19,372	21,225	19,238
Diluted	21,383	19,372	21,225	19,238

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INTRUSION INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value amounts)

	June 30, 2023	December 31, 2022
ASSETS	(unaudited)

Current Assets:
Cash and cash equivalents	$300	$3,015
Accounts receivable, net	211	530
Prepaid expenses and other assets	427	1,877
Total current assets	938	5,422
Noncurrent Assets:
Property and equipment:
Equipment	2,886	2,865
Capitalized software development	2,196	1,380
Furniture and fixtures	43	43
Leasehold improvements	78	78
Property and equipment, gross	5,203	4,366
Accumulated depreciation and amortization	(2,674)	(2,208)
Property and equipment, net	2,529	2,158
Finance leases, right-of-use assets, net	715	1,048
Operating leases, right-of-use assets, net	348	504
Other assets	147	143
Total noncurrent assets	3,739	3,853
TOTAL ASSETS	$4,677	$9,275

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable, trade	$1,798	$1,273
Accrued expenses	212	446
Finance lease liabilities, current portion	618	667
Operating lease liabilities, current portion	184	294
Notes payable	10,894	10,114
Deferred revenue	1,121	455
Total current liabilities	14,827	13,249

Noncurrent Liabilities:
Finance lease liabilities, noncurrent portion	4	10
Operating lease liabilities, noncurrent portion	167	231
Total noncurrent liabilities	171	241

Commitments and Contingencies

Stockholders’ Deficit:
Preferred stock, $0.01 par value: Authorized shares – 5,000 Issued shares – 0 in 2023 and 2022	–	–
Common stock $0.01 par value: Authorized shares – 80,000; Issued shares – 22,442 in 2023 and 21,198 in 2022; Outstanding shares – 22,432 in 2023 and 21,188 in 2022	224	212
Common stock held in treasury, at cost – 10 shares	(362)	(362)
Additional paid-in capital	94,049	92,304
Accumulated deficit	(104,189)	(96,326)
Accumulated other comprehensive loss	(43)	(43)
Total stockholders’ deficit	(10,321)	(4,215)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$4,677	$9,275

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